                                                                   EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement
No. 33-73748 of Fund America Investors Corporation II on Form S-3 (the "Registration Statement") of our report dated February 28, 1997, appearing in the Annual Report on Form 10-K of Fund America Investors Corporation II for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of the Registration Statement.


/s/ Deloitte & Touche LLP
-------------------------
    Deloitte & Touche LLP


Denver, Colorado
September 29, 1997